UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _____________________

FORM 8-K
_____________________

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 26, 2019
 _____________________
Novan, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	001-37880	20-4427682
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4105 Hopson Road, Morrisville, North Carolina 27560
(Address of principal executive offices) (Zip Code)
(919) 485-8080
(Registrant’s telephone number, include area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
 _____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Separation and Consulting Agreements with Jeff N. Hunter
As previously disclosed, Jeff N. Hunter, Executive Vice President and Chief Business Officer, notified Novan, Inc. (the “Company”) of his resignation from the Company, including from serving as the Company’s principal financial officer and Secretary. On January 29, 2019, the Company and Mr. Hunter entered into a Separation and General Release Agreement (the “Separation Agreement”) and Consulting Agreement (the “Consulting Agreement”).
The Separation Agreement provides that Mr. Hunter will resign from all of his positions with the Company effective January 31, 2019 (the “Separation Date”) and, contingent upon execution of a general release agreement and ongoing compliance with the terms of the Separation Agreement and his existing confidentiality and noncompetition agreements with the Company, as modified therein, will receive severance in the aggregate amount of $350,000 to be paid in installments over 12 months following the Separation Date in accordance with standard payroll practices, a lump sum payment equal to $61,250, and reimbursement for the cost of continuing COBRA coverage for a period of 12 months following the Separation Date or until Mr. Hunter is eligible for new group healthcare coverage, if earlier.
The Consulting Agreement provides that Mr. Hunter will provide supporting consulting services related to two ongoing corporate development projects at the Company from the Separation Date through September 30, 2019, and as compensation, Mr. Hunter will receive up to $61,250 payable upon the achievement of certain target objectives associated with such corporate development projects. Additionally, Mr. Hunter will receive compensation equal to $250 per hour, along with reimbursement of reasonable pre-approved expenses, for services beyond the two corporate development projects noted above that are requested by the Company’s Chief Executive Officer. During the term of his service under the Consulting Agreement, any outstanding equity awards held by Mr. Hunter will continue to vest in accordance with their terms. The Consulting Agreement is terminable by the Company for Cause (as defined in the Consulting Agreement). In connection with the Consulting Agreement, Mr. Hunter has agreed to execute a general release agreement and to remain bound by the restrictive covenants in his existing confidentiality and noncompetition agreements with the Company, as modified by his Separation Agreement.
Appointment of Principal Financial Officer
On January 26, 2019, the Company’s board of directors appointed John M. Gay to serve as the Company’s Principal Financial Officer and Secretary effective January 31, 2019. Mr. Gay, age 42, will assume the role of Vice President, Finance in addition to continuing in the role of Corporate Controller. Mr. Gay has served as the Company’s Senior Director of Finance and Corporate Controller since May 2018, and previously held director-level positions, including Director of SEC Reporting, at Valassis Digital (formerly MaxPoint Interactive, Inc.), a digital marketing technology company, from May 2014 through April 2018, and Corporate Controller of Furiex Pharmaceuticals, Inc., a pharmaceutical development company, from June 2010 through May 2014. Prior to joining Furiex, Mr. Gay served as an Audit Senior Manager and in roles of increasing responsibility at Deloitte & Touche and Arthur Andersen, registered public accounting firms, from September 2000 through May 2010. He is a certified public accountant and holds Bachelor’s degrees in Economics and History and a Master of Accounting degree from the University of North Carolina at Chapel Hill.
There are no arrangements or understandings between Mr. Gay and any other persons pursuant to which he was appointed as an officer of the Company, he has no family relationships with any of the Company’s directors or executive officers, and he is not a party to, and he does not have any direct or indirect material interest in, any transaction requiring disclosure under Item 404(a) of Regulation S-K. In connection with his appointment to the role of Principal Financial Officer and Secretary, Mr. Gay is expected to enter into the Company’s standard indemnification agreement for its officers and directors.
In connection with his appointment to the position of Principal Financial Officer and Secretary, Mr. Gay received an increase in his annual salary of 25%, an increase in his annual bonus target of 10 percentage points, an incentive stock option award to purchase up to 35,000 shares of the Company’s common stock pursuant to the terms of the Company’s 2016 Incentive Award Plan, as amended, and an additional minimum bonus award under the Company’s Total Stockholder Return Plan, as amended.
Employment Agreement with Paula Brown Stafford
On January 29, 2019, the Company entered into an Employment Agreement (the “Employment Agreement”) with Paula Brown Stafford, in which Ms. Stafford has agreed to serve as the Company’s President and Chief Operating Officer. Pursuant to the Employment Agreement, Ms. Stafford agrees to serve as the Company’s President and Chief Operating Officer for an initial term of one year, which term shall automatically extend for successive one year periods unless earlier terminated, receives an annual base salary of $450,000, is eligible to receive an annual performance-based bonus with a target bonus equal to 50% of her base salary, is eligible to participate in the Company’s incentive award plans and is entitled to the maximum amount of paid time-off under the Company’s policies. The Employment Agreement also provides Ms. Stafford with eligibility to participate in standard benefit plans as well as an executive life insurance plan and reimbursement of reasonable business expenses.

In the event of Ms. Stafford’s termination of employment by the Company without “cause” or by Ms. Stafford for “good reason,” not due to a “change in control,” each as defined in the Employment Agreement, then in addition to any accrued amounts and subject to Ms. Stafford timely delivering an effective release of claims in the Company’s favor and continued compliance with existing confidentiality and noncompetition agreements, Ms. Stafford will be entitled to receive (i) payment of an amount equal to 12 months of her base salary, plus a prorated annual bonus, calculated based on 100% achievement of objectives, paid in installments over 12 months in accordance with standard payroll practices, (ii) vesting of any of Ms. Stafford’s time-based options that would have vested during the 12 months following such separation and (iii) reimbursement of Ms. Stafford’s applicable COBRA premiums for up to 12 months after such separation. In the event of Ms. Stafford’s termination of employment by the Company without “cause” or by Ms. Stafford for “good reason,” within six months of a “change in control,” each as defined in the Employment Agreement, then in addition to any accrued amounts and subject to Ms. Stafford timely delivering an effective release of claims in the Company’s favor and continued compliance with existing confidentiality and noncompetition agreements, Ms. Stafford will be entitled to receive (i) payment of an amount equal to 12 months of her base salary, plus her annual bonus, calculated based on 100% achievement of objectives, paid in installments over 12 months in accordance with standard payroll practices, (ii) vesting of all of Ms. Stafford’s outstanding unvested options and (iii) reimbursement of Ms. Stafford’s applicable COBRA premiums for up to 12 months after such separation. Upon separation from service by Ms. Stafford other than for good reason or due to death or disability, or by the Company for cause, Ms. Stafford will not be entitled to any additional compensation beyond any accrued amounts.

Prior to Ms. Stafford and the Company entering into the Employment Agreement, Ms. Stafford was being compensated pursuant to the terms of her previous employment agreement, dated March 16, 2017, by and between Novan, Inc. and Ms. Stafford, as amended October 12, 2017 and March 14, 2018.

Item 7.01.	Regulation FD Disclosure.

On January 30, 2019, the Company issued a press release announcing the appointment of Mr. Gay to the position of Principal Financial Officer and Corporate Secretary and certain business updates. The full text of this press release is furnished herewith as Exhibit 99.1 to this Current Report and incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Furthermore, the information in Item 7.01 of this report shall not be deemed incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated January 30, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novan, Inc.

Date: January 31, 2019	By:	/s/ Andrew J. Novak

Andrew J. Novak
Chief Accounting Officer